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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                       COMPUTER PROGRAMS AND SYSTEMS, INC.
                       -----------------------------------

         We, the undersigned, in order to form a corporation for the purpose hereinafter stated, do hereby declare ourselves to be the incorporators, and certify as follows, viz:

                                      FIRST
                                      -----

         The name of said corporation shall be:

         COMPUTER PROGRAMS AND SYSTEMS, INC.

                                     SECOND
                                     ------
         The nature of the business to be transacted, promoted or carried on by said corporation and the objects and purposes for which it is formed, are to be any and all of the things herein set forth, and to exercise any and all of the rights, powers and privileges conferred by the laws of the State of Alabama on corporation, or which are herein enumerated, to the same extent as natural persons might or could do, viz:

         To design, program and implement computer data processing systems and conduct a consulting service in connection therewith; to supply the software used in computer systems; to sell computer systems; to install software in computers; to do all things necessary to program computer systems; to serve as subcontractors in the computer industry; to do computer systems analysis work; to design and analyze computer needs for businesses; to develop and install computer systems; to engage in the sale of computer systems; to analyze the needs of computer users and develop the software for installation in computers; to engage generally in the business of computer consultants; to do all analysis work to determine the most efficient use for computers and to program the same to accomplish this purpose, including the installation of software; to provide data processing services.

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         To buy, sell, lease, hold, encumber by mortgage, liens or otherwise, or in any other manner to trade or deal in lands or real property wherever located;

         To organize, establish, operate and maintain financial institutions of all and every kind, class and description for the purpose of lending to the stockholders and others, the money from time to time accumulated; to make such a loan on such security, real or personal, and under such terms and conditions as the Board of Directors may determine upon; to charge and collect interest or premiums in advance on loans, awards or other disposition of its funds; and to provide for the retirement and withdrawal of any borrowing stockholders as may be deemed advisable by the corporation, and permitted by law;

         To organize, operate and maintain corporations or business enterprises for any and all purposes, whatsoever, consistent with the laws of the State of Alabama; to do a general investment, security and financial business of any and all kinds; to borrow money, either with or without security, and to execute any receipt, note, bond, mortgage, deed of trust or other security or securities for the payment of the same; to subscribe for, purchase, or otherwise acquire, hold, own, use, hypothecate, trade and deal in and with stock, bonds, debentures, script, notes, coupons, or other negotiable or transferable securities of any and every kind;

         To purchase, take on, lease, buy, exchange or otherwise acquire, real and personal property of every kind, class and description, including buildings, factories, plants, stores, theatres, concessions, patents, contracts, easements, franchises, rights of way, business concerns, business opportunities and undertakings of all and every kind, and to sell, mortgage, pledge, lease, improve, manage, operate, turn to account and otherwise trade and deal in the same;

         To undertake or guarantee the payment of either or both of the principal, interest or dividends, of any stock, bonds, debentures, or other securities issued by any corporation; to guarantee the payment of money for the performance of any obligations or undertaking whatsoever; to act as Trustee, Executor, Administrator, Receiver, or other fiduciary, to execute trusts of all kinds; to act as broker for sale

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of stocks, bonds, or other securities, lands, buildings, factories, plants, bridges, ferries, business concerns, concessions and undertakings of any and every kind;

         To purchase, or otherwise acquire, hold, own, use, operate, conduct, mortgage, sell, convey, or otherwise dispose of, real and personal property of every class and description, without limits, in any and all of the districts, states and territories of the United States, and in any or all foreign countries, and to build, acquire and equip manufacturing plants, stores, warehouses, lighting plants, water works, and systems, amusement parks, hotels, bridges, ferries, steamboats, and to run, operate and conduct same;

         To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants, bonds and other negotiable and transferable instruments; to issue bonds, mortgages, debentures, or obligations of this corporation from time to time, for any of the objects and purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise to retire, hold and re-issue, the shares of its capital stock, its bonds and securities;

         To remunerate any person or corporation for services rendered, or to be rendered, in, and, or about the formation, organization or promotion of this corporation, or in placing, guaranteeing, or underwriting any shares of its stock, bonds, or other securities of the corporation, or in the conduct of its business;

         In general, to carry on any other business in connection with the foregoing, whether manufacturing, financial, commercial, industrial, mining or otherwise, with all the powers conferred by the laws of the State of Alabama, upon corporations formed under said act or are herein specified.

                                      THIRD
                                      -----

         The location of the principal office and place of business shall be at Mobile, Alabama, U.S.A. and it may have offices in any other State or City.

                                     FOURTH
                                     ------

         The officers of the said corporation shall consist of President, Secretary and Treasurer, and such other officers, agents, agents, or employees as the Board

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of Directors may appoint, with such powers as may be conferred upon them by said
Board of Directors.

                                      FIFTH
                                      -----

         Said corporation shall have all the powers conferred upon it by these articles of incorporation and such other powers as are, or may be hereafter, conferred on business corporations, by virtue of the Constitution and Laws of Alabama, now in force, or that may hereafter be enacted, including the power to have and hold meetings of the Board of Directors or Stockholders within or without the State of Alabama.

                                      SIXTH
                                      -----

         The duration of this charter of incorporation shall be perpetual.


                                     SEVENTH
                                     -------

         The total number of shares that may be issued is 50,000 shares which shall be Common Stock with a par value of ONE AND NO/100 ($1.00) DOLLAR. The amount of capital stock with which the corporation shall begin business shall be $1,000.00, represented by the issuance of 1,000 shares Common capital stock.


                                    EIGHTH
                                    ------

         The name and post office address of the person designated by the incorporators to receive subscriptions of the capital stock is:

         JOHN C. WILKINS
         P. O. BOX 6062
         MOBILE, AL  36606

                                      NINTH
                                      -----

         The incorporators and their respective post office addresses and number of shares subscribed for by each are as follows:

         (1)      John C. Wilkins
                  P.O. Box 6062
                  Mobile, AL  36606         500 shares                 $500.00

         (2)      R. B. Wilkins
                  P.O. Box 154
                  Mobile, AL  36601         480 shares                 $480.00

         (3)      J. M. Druhan
                  P.O. Box 154
                  Mobile, AL  36601         10 shares                  $ 10.00

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         (4)      M. A. Wermuth
                  P.O. Box 154
                  Mobile, AL  36601         10 shares                 $  10.00


                                      TENTH
                                      -----

         The business of said corporation shall be under the general management and control of a Board of Directors consisting of not less than three (3) nor more than seven (7) persons, and shall be elected by the stockholders at the meeting for authorization of said corporation. Said directors shall hold office for one (1) year or until their successors are elected, in accordance with the By-Laws of said corporation.

     The incorporators have this day elected John C. Wilkins, R. B. Wilkins and
J. M. Druhan as directors of said corporation and said directors have this day elected the following officers of said corporation, viz:

     Dennis P. Wilkins  -  President
     John C. Wilkins    -  Secretary and Treasurer

     IN WITNESS WHEREOF, the undersigned incorporators have hereunto set their hands and seals on the 14th day of February, 1979.

                                                     /s/ John C. Wilkins
                                                     --------------------
                                                     JOHN C. WILKINS


                                                     /s/ R. B. Wilkins
                                                     --------------------
                                                     R. B. WILKINS


                                                     /s/ J. M. Druhan
                                                     --------------------
                                                     J. M. DRUHAN


                                                     /s/ M. A. Wermuth
                                                     --------------------
                                                     M. A. WERMUTH





This Instrument Prepared By:

ROBERT D. WILKINS
157 N. Conception St.
Mobile, AL  36603

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                                SUBSCRIPTION LIST

         We, the undersigned, have and do hereby subscribe to and for the number of shares of capital stock of COMPUTER PROGRAMS AND SYSTEMS, INC., set opposite our signatures below. The subscription of each of the undersigned incorporators has been fully paid for in cash.

/s/ John C. Wilkins                       500 shares
-------------------
JOHN C. WILKINS


/s/ R. B. Wilkins                         480 shares
-------------------
R. B. WILKINS


/s/ J. M. Druhan                          10 shares
------------------
J. M. DRUHAN


/s/ M. A. Wermuth                         10 shares
------------------
M. A. WERMUTH




STATE OF ALABAMA  )

COUNTY OF MOBILE  )

         Personally appeared before me, the undersigned Notary Public in and for said County and State, JOHN C. WILKINS, who being by me first duly sworn, deposes and states under oath as follows:

         That he is the person authorized by the incorporators of COMPUTER PROGRAMS AND SYSTEMS, INC. to receive subscriptions to the capital stock of said corporation and that the foregoing is the subscription list which truly sets forth therein the names of the persons subscribing for shares of capital stock of said corporation, the number of shares subscribed for by each and the amount so paid; that all of said shares of capital stock of said corporation have been fully paid for in cash and that he has received in cash the sum of ONE THOUSAND AND NO/100 ($1,000.00) DOLLARS.

                                                     /s/ John C. Wilkins
                                                     -------------------
                                                     JOHN C. WILKINS



Subscribed and Sworn to
Before Me on this the 14th of February, 1979


/s/ Allie B. Baker
------------------
NOTARY PUBLIC

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